SWISS ARMY BRANDS, INC.
                              ONE RESEARCH DRIVE
                           SHELTON, CONNECTICUT 06484

[OBJECT OMITTED]



                                                                  April 22, 2001

Dear Fellow Stockholder:

You are cordially invited to attend your Company's 2001 Annual Meeting of Stockholders to be held at the Swiss Army Brands, Inc. Distribution Center, 65 Trap Falls Road, Shelton, Connecticut at 10:30 a.m. (local time) on Thursday, May 24, 2001. We hope you will be able to attend and participate.

The Notice of Annual Meeting and Proxy Statement which follow describe the formal business to be transacted at the annual meeting, which includes the election of directors of the Company. Accordingly, we urge you to review the accompanying materials carefully. Directors and officers of the Company will be present to host the annual meeting and to respond to any questions from our stockholders.

Your vote is very important to us and, accordingly, we ask that you sign, date and return the enclosed proxy as soon as conveniently possible whether or not you plan to attend. This will ensure that your shares will be represented at the meeting, and it will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to attend the annual meeting and vote personally should you so choose.

On February 27, 2001, Rick Taggart announced his intention to resign effective April 1, 2001, from Swiss Army Brands, to spend more time with his family in Colorado. While his decision came as a great disappointment, it is particularly hard to argue with anyone's decision to spend more time with their extended family. Mr. Taggart has made many important and substantive contributions, and as a result of his participation, has made us a better Company. We will miss him.

The directors, officers and employees of Swiss Army Brands, Inc. look forward to seeing you at the meeting.


Sincerely,



/s/ Peter W. Gilson
Peter W. Gilson
Chairman of the Board and
Chief Executive Officer




After this proxy was printed the Company was notified that Mr. Vincent D. Farrell, Jr. will be unable to stand for reelection to the Board of Directors due to restrictions resulting from his accepting a higher position in connection with his primary occupation. The Company intends to reduce the size of the Board accordingly.

                            SWISS ARMY BRANDS, INC.
                               ONE RESEARCH DRIVE
                           SHELTON, CONNECTICUT 06484


                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 24, 2001
                                 ---------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Swiss Army Brands, Inc. (the "Company") will be held on Thursday, May 24, 2001 at 10:30 a.m. (local time) at the Company's Distribution Center, 65 Trap Falls Road, Shelton, Connecticut 06484 for the following purposes:

     (1) To elect eleven members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed April 16, 2001 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 is enclosed herewith.


                                             By Order of the Board of Directors.

                                             /s/ Thomas M. Lupinski

                                             THOMAS M. LUPINSKI
                                             Secretary

Dated:   Shelton, Connecticut
         April 22, 2001





                             YOUR VOTE IS IMPORTANT

TO ENSURE A QUORUM, PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU AT THE MEETING UPON REQUEST TO THE SECRETARY OF THE MEETING.

                     S W I S S A R M Y B R A N D S , I N C .

                               One Research Drive
                           Shelton, Connecticut 06484



                           P R O X Y S T A T E M E N T



     This Proxy Statement and accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Swiss Army Brands, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on May 24, 2001, at 10:30 a.m. (local time) at the Company's Distribution Center at 65 Trap Falls Road, Shelton, Connecticut, or any adjournment thereof (the "Meeting"). Copies of this Proxy Statement, the attached Notice of Annual Meeting of Stockholders, and the enclosed form of proxy were first mailed to the Company's stockholders on or about April 24, 2001.

     A proxy in the accompanying form, that is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Meeting, the proxy will vote the shares represented thereby FOR the nominees for Directors set forth below, and in accordance with his best judgment on any other matters that may properly come before the Meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Meeting. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Company, or by attending the Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Meeting does not itself revoke the proxy. The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, management and regularly engaged employees of the Company may, without additional compensation therefor, solicit proxies on behalf of the Company by personal interviews, telephone, telegraph, or other means, as appropriate. The Company may also engage a proxy-soliciting firm to solicit proxies, although the Company has no current plans to do so. The Company will, upon request, reimburse brokers and others who are only record holders of the Company's Common Stock for their reasonable expenses in forwarding proxy material to, and obtaining voting instructions from, the beneficial owners of such stock.

     The close of business on April 16, 2001 has been fixed as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 8,171,458 shares of Common Stock issued and outstanding and entitled to vote.

     Each share of Common Stock entitles the holder thereof to one vote. A majority of the shares of Common Stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative votes of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting will be necessary for the election of Directors. Thus, abstentions and broker non-votes will not be included in the vote total in the election of Directors and will have no effect on the outcome of the vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Common Stock on April 9, 2001, by each person or group known by the Company to own beneficially 5% or more of the outstanding Common Stock. Except as otherwise noted, each person listed below has sole voting and investment power with respect to the shares listed next to his or its name.

                                                    Number of
Name and Address of Beneficial Owner                  Shares                Percent owned1
------------------------------------                -----------             -------------

Victorinox A.G.
CH-6438
Ibach-Schwyz
Switzerland 2                                        5,415,505               67.1%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401 3                               502,624                6.2%

Louis Marx, Jr.
645 Madison Avenue
New York, NY  10021 4                                  524,022                6.1%


     1 Based on 8,065,346 shares of Common Stock outstanding (excluding 905,734 shares held as treasury stock). Shares of common stock subject to options, warrants or rights that are currently exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding these options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

     2 Consists of 346,705 shares directly held by Mr. Charles Elsener, Sr., and 5,068,800 shares directly held by Victorinox A.G., which corporation Mr. Elsener, Sr., may be deemed to control.

     3 According to a Schedule 13G dated February 2, 2001, consists of shares as to which Dimensional Fund Advisors, Inc. shares power of disposition by virtue of serving as investment advisor to its clients.

     4 Consists of 19,730 shares held directly by Mr. Marx, 4,292 shares held by a trust for the benefit of Mr. Marx, and 500,000 shares issuable upon the exercise of a stock option held by Brae Group, Inc., which corporation Mr. Marx may be deemed to control.

The following table sets forth certain information concerning the beneficial ownership of Common Stock on April 9, 2001, by each Director, each officer named in the Summary Compensation Table herein and by all Directors and officers of the Company as a group.

                                                    Number of
    Name                                             Shares            Percent of Class1
    ----                                           ----------          -----------------

J. Merrick Taggart                                  232,250 2                 2.8%
Peter W. Gilson                                     213,750 3                 2.6%
A. Jeffrey Turner                                    36,875 4                   *
Thomas M. Lupinski                                   81,494 5                   *
Jerald J. Rinder                                     46,875 6                   *
A. Clinton Allen                                     51,000 7                   *
Clarke H. Bailey                                     43,000 8                   *
Vincent D. Farrell, Jr.                              55,000 9                   *
Herbert M. Friedman                                  15,868 10                  *
Louis Marx, Jr.                                     524,022 11                6.1%
Robert S. Prather, Jr.                               55,823 12                  *
Stanley R. Rawn, Jr.                                142,711 13                1.8%
John Spencer                                         11,000 14                  *
John V. Tunney                                       11,000 15                  *
All officers and directors
as a group (18 persons)                           1,645,793 16               17.2%
-------------------
*Less than 1% of the Class.

     1Based on 8,065,346 shares of Common Stock outstanding (excluding 905,734 shares held as treasury stock). Shares of common stock subject to options, warrants or rights that are currently exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding these options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

     2Includes 97,000 shares of Common Stock issuable upon exercise of warrants held by Mr. Taggart and 130,000 shares of Common Stock issuable upon exercise of options held by Mr. Taggart.

     3Includes 212,250 shares of Common Stock issuable upon exercise of options held by Mr. Gilson.

     4Includes 35,000 shares of Common Stock issuable upon exercise of options held by Mr. Turner.

     5Includes 65,000 shares of Common Stock issuable upon exercise of options held by Mr. Lupinski.

     6Includes 45,000 shares of Common Stock issuable upon exercise of options held by Mr. Rinder.

     7Includes 50,000 shares of Common Stock issuable upon exercise of options held by Mr. Allen.

     8Includes 40,000 shares of Common Stock issuable upon exercise of options held by Mr. Bailey.

     9Includes 50,000 shares of Common Stock issuable upon exercise of options held by Mr. Farrell. Excludes 5,000 shares beneficially owned by Spears, Benzak, Salomon & Farrell, Inc. a general partnership in which Mr. Farrell has a 22% interest.

     10Includes 12,500 shares of Common Stock issuable upon exercise of options held by Mr. Friedman.

     11Consists of 19,730 shares of Common Stock held directly by Mr. Marx, 4,292 shares held by a trust for the benefit of Mr. Marx, and 500,000 shares issuable upon exercise of options held by Brae Group, Inc., which corporation Mr. Marx may be deemed to control.


                                       -5-





     12Includes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Prather.

     13Includes 100,000 shares of Common Stock issuable upon exercise of options held by Mr. Rawn.

     14Includes 10,000 shares of Common Stock issuable upon exercise of options held by Dr. Spencer.

     15Includes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Tunney.

     16Includes 1,390,250 shares of Common Stock issuable to directors and officers upon exercise of options and 97,000 shares of Common Stock issuable upon exercise of warrants.





                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the meeting, eleven Directors of the Company are to be elected by the stockholders, to hold office until the next Annual Meeting of Stockholders of the Company to be held in 2002, and until their successors shall have been duly elected and qualified.

     The nominees of the Board of Directors for election as Directors are Mr. A. Clinton Allen, Mr. Clarke H. Bailey, Mr. Vincent D. Farrell, Jr., Herbert M. Friedman, Esq., Mr. Peter W. Gilson, Mr. Louis Marx, Jr., Mr. Robert S. Prather, Jr., Mr. Stanley R. Rawn, Jr., Dr. John Spencer, Mr. A. Jeffrey Turner and Mr. John V. Tunney. All of the nominees are Directors elected at the 2000 Annual Meeting of Stockholders, with the exception of Mr. Turner. If, for any reason not presently known, any of the nominees is not available for election, it is intended that the Proxies will be voted for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The Directors shall be elected by a vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the meeting.

The following table sets forth the names and ages of each Director, and executive officer of the Company, the period during which each person has served as a Director or officer of the Company, and the positions and offices with the Company held by each such person.


                                                                                                   Director
                                                                                                     and/or
    Name                             Age                Position(s)                              Officer Since
    ----                             ---                -----------                              -------------

Peter W. Gilson                       61             Chairman of the Board, Chief Executive
                                                     Officer and Director1                             1994

A. Jeffrey Turner                     43             President2                                        1998

Louis Marx, Jr.                       69             Chairman of the Executive
                                                     Committee and Director3                           1990
Stanley R. Rawn, Jr.                  71             Senior Managing Director
                                                     and Director4                                     1990
Herbert M. Friedman                   69             Vice President and General Counsel
                                                     and Director5                                     1981
Thomas M. Lupinski                    48             Senior Vice President, Chief
                                                     Financial Officer, Secretary
                                                     and Treasurer                                     1986
Susanne Rechner                       38             Senior Vice President - Retail Division    April, 2001
James R. Cary                         51             Senior Vice President - Operations                1998
Marc A. Gold                          35             Vice President and Controller                     1998
Jerald J. Rinder                      54             Vice President and
                                                     General Manager - Retail Division                 1996
Robert L. Topazio                     52             Vice President and General Manager -
                                                     R.H. Forschner Division                           1996
A. Clinton Allen                      57             Director6                                         1993
Clarke H. Bailey                      46             Director7                                         1997
Vincent D. Farrell, Jr.               54             Director8                                         1992
Robert S. Prather, Jr.                56             Director9                                         1998
John Spencer                          71             Director10                                        1990
John V. Tunney                        66             Director11                                        1992


     1. Mr. Gilson is Chairman of the Board and effective April 1, 2001, Chief Executive Officer, a member of the Executive Committee and the Nominating Committee.
     2. Mr. Turner was elected to the office of President effective April 1, 2001.
     3. Mr. Marx is Chairman of the Executive Committee and Nominating Committee and a member of the Foreign Exchange Committee.
     4.  Mr.  Rawn  is a  member  of  the  Executive  Committee  and  Nominating
Committee.
     5. Mr. Friedman is a member of the Executive Committee and Nominating Committee.
     6. Mr. Allen is Chairman of the Stock Option and Compensation Committee and a member of the Executive Committee.
     7. Mr. Bailey is a member of the Executive Committee.
     8. Mr. Farrell is Chairman of the Audit Committee and a member of the Executive Committee and Foreign Exchange Committee.
     9. Mr. Prather is a member of the Audit Committee.
     10. Dr. Spencer is a member of the Audit Committee and Stock Option and Compensation Committee.
     11. Mr. Tunney is a member of the Stock Option and Compensation Committee.

                            Biographical Information

     Peter W. Gilson, Chairman of the Board, Chief Executive Officer, effective April 1, 2001, and a Director of the Company, also served as President and Chief Executive Officer of Physician Support Systems, Inc., a company specializing in the management of physicians' health care practices, from 1991 through January 1998. From 1989 to the present, Mr. Gilson has also served as President and Chief Executive Officer of the Warrington Group, Inc., a manufacturer of safety products that was previously a division of The Timberland Company. From 1987 to 1988, Mr. Gilson served as Chief Operating Officer of The Timberland Company, a manufacturer of footwear and outdoor clothing. From 1978 to 1986, he served as President of the Goretex(R)Fabrics Division of W.L. Gore Associates. Mr. Gilson is also Chairman of the Board and a director of SWWT, Inc., and a director of Glenayre Technologies, Inc. ("Glenayre Technologies"), a manufacturer of wireless telecommunications equipment.

     A. Jeffrey Turner, President, was elected to the office of President, on April 1, 2001. Mr. Turner was promoted to the office of Senior Vice President - Marketing and Product Development in November 1998. Mr. Turner joined the Company as Vice President of Marketing in March 1997. From 1995 through 1997, Mr. Turner was Executive Vice President of Silhouette Optical Limited and from 1991 through 1995 he was General Manager/Eyewear Division of Nikon, Inc.

     Louis Marx, Jr., Chairman of the Executive Committee and a Director of the Company, has been associated with the Company for over 20 years and has played the key role in helping to guide its affairs during that entire period. Through discussions with the Chief Executive Officer of Victorinox A.G. ("Victorinox"), the Company's principal supplier, he and Mr. Rawn were responsible for the Company obtaining exclusive U.S. distribution rights for Victorinox products and later, together with Mr. Rawn, he negotiated the expansion of the Company's distribution rights to include Canada, Bermuda and the Caribbean and also obtained for the Company exclusive distribution rights to the Victorinox Watch. In a prior year he and Mr. Rawn played an important part in negotiating, on behalf of the Company, the settlement of potentially expensive litigation, and more recently, Mr. Marx has played an active role in the Company's investment policy and, together with the Company's advisors, has successfully managed the Company's currency hedging program. Mr. Marx has been a venture capital investor for more than thirty years. Mr. Marx, together with his close business associates, have been founders or substantial investors in such companies as Pan Ocean Oil Corporation, Donaldson, Lufkin & Jenrette, Bridger Petroleum Corporation Ltd., Questor Corporation, Environmental Testing and Certification Corporation, Garnet Resources Corporation, The Prospect Group, Inc. and Noel Group, Inc. ("Noel"), a publicly held company which prior to its adoption in 1996 of a Plan of Complete Liquidation and Dissolution, conducted its principal operations through small and medium sized operating companies in which it held controlling interests. Mr. Marx served as a director of The Prospect Group, Inc. ("Prospect"), a company that, prior to its adoption in 1990 of a Plan of Complete Liquidation and Dissolution, conducted its major operations through subsidiaries acquired in leveraged buyout transactions from February 1986, and as Chairman of Prospect's Asset Committee from October 1988, until January 1990. Mr. Marx serves as a trustee of the Mount Sinai-New York University Medical Center, The New York University School of Medicine and Middlebury College. Mr. Marx is also Co-Chairman and a director of Highgate Capital LLC, a private equity firm specializing in middle market acquisitions, recapitalizations and expansion capital investments ("Highgate Capital"), a Co-Chairman, director and consultant of Victory Ventures LLC ("Victory Ventures") a private equity firm specializing in small market venture capital investments and the Chairman, President and controlling stockholder of Brae Capital Corporation ("Brae Capital"), a venture capital firm. He is President and a Director of Victorinox-Swiss Army Knife Foundation, a non-profit corporation formed by the Company for charitable purposes including the improvement of the welfare of underprivileged children.

     Stanley R. Rawn, Jr., Senior Managing Director and a Director of the Company, actively participates with Mr. Marx in furthering the relationship between the Company and Victorinox as well as in coordinating management strategies. He has also played an important part in obtaining and expanding the Company's exclusive distribution rights covering Victorinox products. Mr. Rawn is a Director and has served as Vice Chairman of the First International Oil Corporation since March 2000. Mr. Rawn was Chairman and Chief Executive Officer and a director of Adobe Resources Corporation, an oil and gas exploration and production company from November, 1985 until the merger of that company in May, 1992, and was Chief Executive Officer of Noel from March 1995 through August 1999. Mr. Rawn is also a director of Highgate Capital, Paradyne Human Resources Corporation, Victory Ventures, and Victorinox - Swiss Army Knife Foundation; and a Trustee of the California Institute of Technology.

     Thomas M. Lupinski, Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, has been a Senior Vice President of the Company for more than five years. Prior to joining the Company, Mr. Lupinski was Finance Manager for the Revlon Health Care Group from 1982 to 1986 and was with Arthur Andersen & Co. from 1976 through 1982.

     Herbert M. Friedman, has been Vice President and General Counsel of the Company since May 1998 and is also a Director of the Company. Since May 1998, Mr. Friedman has also been an employee of and general counsel to Brae Capital. Mr. Friedman was a partner in the law firm of Zimet, Haines, Friedman & Kaplan until April 1998, where he had been a member since 1967. Mr. Friedman is also a director of Highgate Capital, Victory Ventures, Connectivity Technologies, Inc., ("Connectivity Technologies"), an acquisition company, and Victorinox - Swiss Army Knife Foundation.

     James R. Cary, Senior Vice President - Operations, was elected to the office of Vice President of Operations in November 1998 and was promoted to Senior Vice President in February 2000. Mr. Cary was Director of Sales Administration for the Company from May 1996 through November 1998. From 1994 through 1996, Mr. Cary served as Vice President of Sales Administration for Duofold, Inc. From May 1994 through September 1994, Mr. Cary was an independent consultant and from 1991 through 1994 he was a General Manager with Johnson Camping.

     Susanne Rechner, Senior Vice President - Retail Division, joined the Company as Senior Vice President- Retail Division in August 2000. Prior to that Ms. Rechner was Vice President - National Accounts for the Movado Group Inc. from February 1998 to July 2000. From November 1994 through January 1997, Ms. Rechner served as Vice President of National Accounts for Seiko Corporation of America.

     Marc A. Gold, was elected to the office of Vice President and Controller in November 1998. Mr. Gold has served the Company as Controller from January 1997 to February 1998. Prior to that Mr. Gold was with Arthur Andersen LLP from 1987 to January 1997 and served as an Audit Manager.

     Jerald J. Rinder, Vice President and General Manager - Retail Division, was elected to the office of Vice President in February 1996. From 1994 through 1995 Mr. Rinder was Executive Vice President of Pringle of Scotland USA, an apparel company. From 1993 to 1994 Mr. Rinder was Vice President - Sales/Marketing of Walkover Shoe Co. and from 1991 through 1993 was Vice President - Sales of Stride Rite Corp.

     Robert L. Topazio, Vice President and General Manager - R.H. Forschner Division, was elected to the office of Vice President in February 1996. Mr. Topazio has served the Company in various positions since September 1992. From 1991 to 1992 Mr. Topazio was Vice President of Cuisine de France, Ltd., a marketer of consumer cutlery that was purchased by the Company in 1992. Prior to that, Mr. Topazio was National Sales Manager for J.A. Henckels.

     A. Clinton Allen, a Director of the Company, is Chairman of A. C. Allen & Co., a Massachusetts based consulting firm. Mr. Allen also serves as Vice Chairman and a Director of Psychemedics Corporation, a company that provides testing services for the detection of abused substances through an analysis of hair samples, DeWolfe Companies, Inc., a real estate company, and Steinway Musical Instrument Company, a manufacturer of pianos and musical instruments.

     Clarke H. Bailey, a Director of the Company, is Co-Chairman of the Board and a Director of Highgate Capital. He is also currently Chairman, Chief Executive Officer and a Director of ShipXact.com, a state-of- the-art supply chain logistics, distribution, and fulfillment company, Chairman of the Board of Directors of Glenayre, Chairman of the Executive Committee and a Director of Connectivity Technologies, and a Director of Iron Mountain Incorporated, a full service provider of records and information management services. He served as Chairman, Chief Executive Officer and a Director of Arcus Group, Inc., the leading national provider of secure off-site computer data storage and related disaster recovery services as well as information technology staffing solutions, from February 1995 to January 1998.

     Vincent D. Farrell, Jr., a Director of the Company, has recently been elected to Chairman and Chief Investment Officer of the investment management firm of Spears, Benzak, Salomon & Farrell, Inc., where he has been a Managing Director since 1982. Mr. Farrell is also a director of HealthPlan Services Corporation, a provider of marketing and administrative services for health and benefit programs.

     Robert S. Prather, Jr., a Director of the Company, has served as President and Chief Executive Officer of Bull Run Corporation since 1992. Mr. Prather also serves as a director of Gray Communications, Inc., a company in the television broadcasting business, Rawlings Sporting Goods Company, Inc., a supplier of team sports equipment, Morgan Group, Inc., a transportation company, and Victory Ventures.

     John Spencer, a Director of the Company, held the African Studies Professorship at Middlebury College where he was a member of the faculty from 1974 to 1998. He also served as Dean of Middlebury College and Chairman of its History Department. Dr. Spencer is a Trustee of the Cape of Good Hope Foundation, the Institute of Current World Affairs, and Middlebury College and a director of Victorinox - Swiss Army Knife Foundation.

     John V. Tunney, a Director of the Company, is currently the President of JVT Consultants, Inc. and Chairman of the Board of Cloverleaf Group, Inc. From 1971 to 1977 Mr. Tunney served as a United States Senator from the state of California and as a Member of the United States House of Representatives from 1965 to 1971. Mr. Tunney is also a director of Foamex International, Inc., a foam manufacturer, Chairman of the Board of Foamex Asia, Inc., a joint venture foam fabrication business in Asia, and a director of Victory Ventures.

Beneficial Ownership Reporting Compliance
-----------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, all filing requirements applicable to the Company's officers, directors, and greater than ten percent beneficial owners were complied with during the year ending December 31, 2000.


Meetings and Committees of the Board of Directors
-------------------------------------------------

     During the fiscal year ended December 31, 2000, the Board of Directors held three meetings. All of the directors attended at least 75% of the total of the meetings of the Board of Directors and the committees of which they were members. During the fiscal year ending December 31, 2000, the Executive Committee held five meetings.

     The Board of Directors has created the Audit Committee, Nominating Committee and Stock Option and Compensation Committee, each of which is described below.

     Audit Committee. The Audit Committee, consisting of Mr. Vincent D. Farrell, Jr. (Chairman), Mr. Robert J. Prather, Jr., and Dr. John Spencer, is charged with the duties of recommending to the Board of Directors the appointment of independent public accountants, verifying and assuring their independence, reviewing the broad scope of the audit programs and the fees for audit and non-audit services, meeting periodically with the independent public accountants and certain officers of the Company to insure the adequacy of internal controls and reporting, reviewing consolidated financial statements, examining audit reports and performing any other duties or functions deemed appropriate by the Board. The Audit Committee held one meeting during the fiscal year ended December 31, 2000. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     Nominating Committee. The Nominating Committee, consisting of Messrs. Louis Marx, Jr. (Chairman), Herbert M. Friedman, Peter W. Gilson, and Stanley R. Rawn, Jr., has all of the power of the Board of Directors in respect of the nomination of directors for submission to a vote of the stockholders and in respect of the fixing of the time, place and record date of the Annual Meeting of Stockholders, as well as all other matters relating to the Annual Meeting of Stockholders. The Nominating Committee did not meet during the fiscal year ended December 31, 2000. While the Nominating Committee has no stated procedures for the submission of nominees by the Company's stockholders, the committee will consider such recommendations on an informal basis.

     Stock Option and Compensation Committee. The Stock Option and Compensation Committee, consisting of Mr.. A. Clinton Allen (Chairman), Dr. John Spencer and Mr. John V. Tunney, has all the power of the Board of Directors to grant options and to exercise all other powers under and pursuant to the Company's Stock
Option Plans and to take all action in respect of the approval of the compensation and bonuses paid by the Company. The Stock Option and Compensation Committee held one meeting during the fiscal year ended December 31, 2000.

                             MANAGEMENT COMPENSATION
                           Summary Compensation Table

     The Summary Compensation Table below sets forth individual compensation information of the President and the four other most highly paid executive officers of the Company for services rendered in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998.

                                                 Annual Compensation                   Long-Term Compensation
                                                                                        Awards            Payouts
                                                                    Other
                                                                    Annual     Restricted                             All Other
Name and                                                           Compen-        Stock      Options/      LTIP        Compen-
Principal Position              Year      Salary       Bonus        sation        Award        SARS       Payouts      sation
------------------              ----      ------       -----        ------        -----        ----       -------      ------

J. Merrick Taggart              2000     $385,000     $25,000         -             -         75,000         -          $3,400 2
President and Chief             1999     $350,000     $50,000         -             -            -           -          $3,200 2
Executive Officer1              1998     $300,000     $30,000         -         $26,250 3     70,000         -          $3,200 2

Peter W. Gilson                 2000     $250,000     $15,000         -             -         50,000         -             -
Chairman of the Board and       1999     $236,300     $40,000         -             -            -           -             -
Chief Executive Officer4        1998     $200,000        -            -             -         25,000         -             -

A. Jeffrey Turner               2000     $190,000     $20,000         -             -         25,000         -          $3,400 6
President5                      1999     $180,000     $25,000         -             -            -           -          $3,200 6
                                1998     $165,000     $15,000         -         $21,875 7     30,000         -          $3,200 6

Thomas M. Lupinski              2000     $174,000     $20,000         -             -         25,000         -          $3,400 8
Senior Vice President, Chief    1999     $165,000     $25,000         -             -            -           -          $3,200 8
Financial Officer, Secretary    1998     $155,000     $15,000         -         $21,875 9     30,000         -          $3,200 8
and Treasurer

Jerald J. Rinder                2000     $215,000     $10,000         -             -         25,000         -          $3,400 10
Vice President - Retail         1999     $205,000     $16,933         -             -            -           -          $3,200 10
Division                        1998     $170,000     $27,000         -         $21,875 11    30,000         -          $2,779 10

     1. Mr. Taggart resigned effective April 1, 2001.

     2. Consists of amounts contributed by the Company to Mr. Taggart's account under the Company's 401K savings plan.

     3. Consists of the dollar value of a restricted stock grant of 3,000 shares to Mr. Taggart. The dollar value of the award was calculated based upon the value of the stock on the grant date (September 16, 1998). The restricted stock vests in four equal installments over three years starting with the grant date.

     4. Mr. Gilson was elected to the office of the Chief Executive Officer effective April 1, 2001.

     5. Mr. Turner was elected to the office of the President effective April 1, 2001.

     6. Consists of amounts contributed by the Company to Mr. Turner's account under the Company's 401K savings plan.

     7. Consists of the dollar value of a restricted stock grant of 2,500 shares to Mr. Turner. The dollar value of the award was calculated based upon the value of the stock on the grant date (September 16, 1998). The restricted stock vests in four equal installments over three years starting with the grant date.


                                      -12-

     8. Consists of amounts contributed by the Company to Mr. Lupinski's account under the Company's 401K savings plan.

     9. Consists of the dollar value of a restricted stock grant of 2,500 shares to Mr. Lupinski. The dollar value of the award was calculated based upon the value of the stock on the grant date (September 16, 1998). The restricted stock vests in four equal installments over three years starting with the grant date.

     10. Consists of amounts contributed by the Company to Mr. Rinder's account under the Company's 401K savings plan.

     11. Consists of the dollar value of a restricted stock grant of 2,500 shares to Mr. Rinder. The dollar value of the award was calculated based upon the value of the stock on the grant date (September 16, 1998). The restricted stock vests in four equal installments over three years starting with the grant date.


                        Option Grants in Last Fiscal Year

The following table sets forth, for each of the executive officers named in the Summary Compensation Table information regarding individual grants of options made in the last fiscal year, and their potential realizable values.

                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                           Individual Grants                                            for Option Term
---------------------------------------------------------------------------------------------------------------------------

            (a)                  (b)               (c)                (d)             (e)            (f)              (g)
                                           % of Total
                                           Options Granted        Exercise or
                             Options               in              Base Price     Expiration
Name                         Granted            Fiscal Year           ($/Sh)          Date      5% ($)         10% ($)
----                         -------       ---- ------------    -----------------------------   ------         -------

J. Merrick Taggart           75,000         10.3                     6.375        1/10/2010     $300,690       $762,008
Peter W. Gilson              50,000          6.9                     6.375        1/10/2010     $200,460       $508,005
A. Jeffrey Turner            25,000          3.4                     6.375        1/10/2010     $100,230       $254,003
Thomas M. Lupinski           25,000          3.4                     6.375        1/10/2010     $100,230       $254,003
Jerald J. Rinder             25,000          3.4                     6.375        1/10/2010     $100,230       $254,003

                    Option Exercises and Year-End Value Table

     The following table sets forth option exercise activity in the last fiscal year and fiscal year-end option values with respect to each of the executive officers named in the summary Compensation Table.

                                Aggregated Options Exercises in Last Fiscal year, and FY -End Option/SAR Value
      -------------------------------------------------------------------------------------------------------------


                                                                         Number of Unexercised           Value of Unexercised
                                                                              Options/SARs            In-the-Money Options/SARs at
                             Shares Acquired           Value                  at FY-End #                      FY-End($)
                                            -
           Name              on Exercise (#)        Realized ($)       Exercisable/ Unexercisable      Exercisable/Unexercisable
           ----              ---------------        ------------       --------------------------      ----------- -------------

J. Merrick Taggart                  -                    -            208,250/73,750                             -/-
Peter W. Gilson                     -                    -            200,250/43,750                             -/-
A. Jeffrey Turner                   -                    -             28,750/26,250                             -/-
Thomas M. Lupinski                  -                    -             58,750/26,250                             -/-
Jerald J. Rinder                    -                    -             38,750/26,250                             -/-

                            Compensation of Directors

     The Company compensates those of its directors who are not employees of the Company in the amount of $10,000 annually plus $1,000 for attendance at each meeting of the Board of Directors. The Chairmen of the Audit Committee and the Stock Option and Compensation Committee of the Board of Directors are each paid an additional annual fee of $10,000 in recognition of the additional responsibilities and time commitments associated with such positions.

     In addition, the Company has purchased split dollar life insurance policies in respect of each of Messrs. Louis Marx, Jr. and Stanley R. Rawn, Jr. See "Certain Transactions".

                                  Pension Plan

     Each employee of the Company at least twenty years of age becomes eligible to participate in the Company's Pension Trust (the "Pension Trust") after completing two Years of Credited Service (as defined in the Pension Trust). Monthly benefits at Normal Retirement Age, age sixty-five, are computed as follows: Average Monthly Compensation (as defined below) multiplied by 0.65% plus Average Monthly Compensation in excess of Social Security Covered Compensation (as defined below) multiplied by 0.65%, such sum multiplied by Years of Credited Service, not to exceed 35 years. Accrued benefits under the prior formula used by the Company's Pension Trust are grand-fathered as of December 31, 1993 for Non-Highly Compensated Employees and as of December 31, 1988 for Highly Compensated Employees.

     "Average Monthly Compensation" is defined as one-twelfth of the highest five consecutive years of total compensation. Social Security Covered Compensation is defined as the average of the Taxable Wage Base over the 35-year period ending with the year of the Social Security Normal Retirement (ages 65 - 67, depending on year of birth).

     Participants will receive reduced benefits on a life annuity basis with continuation of benefits to their spouses after death unless an optional form of benefit is selected. Pre-retirement death benefit coverage is also provided. A participant is 100% vested in his accrued benefits, as defined in the Pension Trust, upon such accrual. The Years of Credited Service as of December 31, 2000 of each of the individuals named in the Summary Compensation Table are as follows:

              J. Merrick Taggart................................     5 years
              Peter W. Gilson...................................     4 years
              A. Jeffrey Turner.................................     3 years
              Thomas M. Lupinski................................    15 years
              Jerald J. Rinder..................................     4 years

     The following table shows annual pension benefits under the Pension Trust assuming retirement at age sixty-five in 2000, payable as a life annuity, in various remuneration and years of employment classifications. Note that the maximum allowable compensation for the year beginning 2000 is $170,000, so remuneration in excess of that amount is not shown. Some grandfathering of benefits earned at higher compensation levels is provided.


                  Pension Benefits for 2000 Retirees at Age 65

                                                           Years of Service
---------------------------------------------------------------------------------------------------------------------------
Remuneration                 15                  20                  25                30                35
-------------                --                  --                  --                --                --

$ 50,000                 $  6,133           $  8,178              $10,222            $12,267            $14,311
  75,000                   11,008             14,678               18,347             22,017             25,686
 100,000                   15,883             21,178               26,472             31,767             37,061
 125,000                   20,758             27,678               34,597             41,517             48,436
 150,000                   25,633             34,178               42,722             51,267             59,811
 170,000                   29,533             39,378               49,222             59,067             68,911


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to, among other things, the quality and integrity of the Company's financial reports. The Committee operates pursuant to a written charter adopted by the Board in June 2000, a copy of which is attached to this Proxy Statement as Appendix A.

     The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and the adequacy of its internal controls. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion based on the audit as to whether the Company's audited financial statements fairly present the Company's consolidated financial position, results of operation and cash flows in conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has reviewed the Company's audited financial statements for the year ended December 31, 2000 and has discussed the financial statements with management and with Arthur Andersen LLP, the Company's independent accountants for 2000. The Audit Committee has received from the independent accountants written disclosures pursuant to Statement on Auditing Standards No. 61," Communication with Audit Committees," and has discussed those matters with the independent accountants. The Audit Committee also has received from the independent accountants the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence.

     The Audit Committee also reviewed the fees and scope of services provided to the Company by Arthur Andersen LLP for the fiscal year ended December 31, 2000, as reflected in the following table, and considered whether the provision of the non-audit services described in the table is compatible with maintaining the independence of Arthur Andersen LLP:


                            TYPE OF SERVICE AND FEE                     AMOUNT
                      -----------------------------------               ------

       Audit fees.................................................    $130,000
       Financial Information Systems Design and Implementation
          fees....................................................    $      0
       All other fees, including tax services.................        $253,900

     Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee as referred to in this report and described in the Committee's charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Audit Committee of the Board of Directors. The Committee consists of Mr. Vincent D. Farrell, Jr., Mr. Robert S. Prather, Jr. and Dr. John Spencer.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions regarding compensation of the Company's executives are generally made by the Stock Option and Compensation Committee (the "Compensation Committee") of the Company's Board of Directors. The Compensation Committee is comprised of Mr. A. Clinton Allen, Dr. John Spencer and John V. Tunney. Each member of the Compensation Committee is a non-employee director.

     Pursuant to rules adopted by the Securities and Exchange Commission ("SEC") designed to enhance disclosure of companies' policies regarding executive compensation, set forth below is a report submitted by the members of the Compensation Committee addressing the Company's compensation policies for 2000 as they affected the Company's executive officers generally and, in particular, as they affected J. Merrick Taggart, President and Chief Executive Officer of the Company.

Compensation Policies Regarding Executive Officers
--------------------------------------------------

     The Compensation Committee's executive compensation policies are intended to provide competitive levels of compensation in order to attract and retain qualified executives, to recognize individual contributions to the successful achievement of the Company's business objectives, and to align management and stockholders' interests in the enhancement of stockholder value over the long term. Compensation paid to the Company's executive officers for 2000 consisted of base annual salary, bonus and the granting of stock options, which occurred in January 2000. The Compensation Committee has available to it the Company's 1993 Stock Option Plan (the "1993 Stock Option Plan"), the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan") and the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan," and together with the 1993 Stock Option Plan and the 1994 Stock Option Plan, the "Stock Option Plans") to provide long-term incentives to executive officers by enabling them to share in the future growth of the Company's business. The Company has also established a 401K Plan and a Pension Plan to assist it in retaining qualified executives.

     The Compensation Committee believes that the Company's executive officers should be compensated comparably with executive officers of other publicly held companies engaged in the business of importing, distributing, developing, selling and marketing consumer and professional products. The Compensation Committee also believes that the Company competes with such organizations for qualified executives and is therefore required to adopt competitive salary structures. In setting compensation, the Committee considers on an informal basis compensation paid by other corporations in businesses similar to the Company, as well as the individual contributions to the Company that each of the executives has made and can be expected to make in the future and such other factors as the Compensation Committee may deem relevant at the time of making such determinations.

     Base salaries for the Company's executive officers are determined by the Compensation Committee on an annual basis. In setting such base salaries, the Compensation Committee considered the factors set forth in the preceding paragraph. In the case of certain executives, the Committee considered and approved the purchase of split dollar life insurance as compensation to such executives in lieu of the cash compensation the Committee might otherwise have awarded to such executives.

     The Compensation Committee believes that stock-based performance compensation arrangements are beneficial in aligning management and stockholders' interests in the enhancement of stockholder value over the long-term. Thus, the Committee has utilized the Company's Stock Option Plans as an element in the Company's compensation packages for its executive officers. Options granted to executive officers pursuant to the Stock Option Plans have had exercise prices equal to the market price of the Company's Common Stock on the date the options were granted, typically vest over a three-year period, and, with limited exceptions, are exercisable only during an executive officer's tenure with the Company and for a specified period thereafter. Thus, amounts that may be realized by an executive officer upon exercise of options result directly from appreciation in the Company's stock price during the particular executive officer's tenure with the Company.

     The Company's 401K Plan is a broad-based employee benefit plan in which the executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plan. The Company matches the contributions of participating employees, including executive officers, up to a certain level determined by the Board of Directors. Benefits under the 401K Plan are not tied to Company performance.

2000 Compensation of Chief Executive Officer

     The SEC regulations require the Compensation Committee to disclose the Committee's bases for compensation reported for Mr. Taggart in 2000 and to discuss the relationship between such compensation and the Company's performance during the last fiscal year.

     The Compensation Committee's decisions with respect to 2000 compensation paid to Mr. Taggart were based on the factors discussed above applicable to all of the Company's executive officers. The subjective factors considered in determining 2000 annual compensation for Mr. Taggart included his overall leadership of the Company, his continued role in reorganizing the structure of the Company, and the implementation of the Company's strategy.

SUBMITTED BY THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

     Mr. A. Clinton Allen       Dr. John Spencer       Mr. John V. Tunney

Compensation Committee Interlocks and Insider Participation
     In 2000, the Compensation Committee was comprised of A. Clinton Allen, John Spencer and John V. Tunney. None of these individuals is a present or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the Board of Directors or Compensation Committee of any entity, which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return over a five-year period of the Company's Common Stock to that of the Russell 2000, a broad market index, and a peer group consisting of : A.T. Cross Company, Ellett Brothers, Inc., Fossil, Inc., Johnson Outdoors, Inc., Jostens, Inc., K2, Inc., Movado Group, Inc., Oakley, Inc., Rawlings Sporting Goods, Swank, Inc., Tag Heuer International, The Timberland Company and Variflex, Inc., which the Company believes constitute a reasonable peer group by virtue of the fact that the primary business of each is the marketing and distributing of consumer products.


                Comparison of Five-Year Cumulative Total Return*
            SWISS ARMY BRANDS, INC. Russell 2000 Index and Peer Group



GHAPH

Name                        1995       1996       1997      1998        1999     2000
----                        ----       ----       ----      ----        ----     ----

Swiss Army Brands, Inc.    $100.00    $107.07   $ 81.82    $ 77.78    $ 57.58   $ 51.52
Russell 2000 Index         $100.00    $116.44   $142.29    $138.40    $163.08   $189.72
Peer Group                 $100.00    $ 91.81   $ 91.53    $ 90.60    $102.08   $154.76

*Cumulative total return assumes reinvestment of dividends.

                              CERTAIN TRANSACTIONS

     Messrs. Louis Marx, Jr., Chairman of the Company's Executive Committee and a Director of the Company, and Stanley R. Rawn Jr., Senior Managing Director and a Director of the Company, devoted considerable time and attention to the affairs of the Company during 2000. During 2000 Messrs. Marx and Rawn were principally compensated through split dollar insurance on their lives, a method that allows the Company to recover, without interest, all premiums paid on the death of the insured and that has substantially lower earnings impact over the years than would similar amounts paid as cash compensation. Specifically, the Company has purchased split dollar life insurance payable on the death of Mr. Marx, some of which is payable on the later to die of Mr. Marx and his wife, and split dollar life insurance payable on the death of Mr. Rawn. Under these arrangements the Company will pay approximately $1,900,000 over the course of the next 13 years as premiums under the policies for Mr. Marx and approximately $1,800,000 over the course of the next 9 years as premiums under the policies for Mr. Rawn (in each case including any amounts paid in 2001), and will be reimbursed, without interest, for all of the premiums that it has paid upon the death of the respective insured.

     The actual premiums to be paid may be higher than estimated depending upon the performance of the insurance company's investments and other factors. Pursuant to the terms of life insurance agreements entered into with each of Messrs. Marx and Rawn, the Company will continue to be obligated to pay these premiums during the insured's employment with the Company and in the event of the termination of such employment for any reason, unless the insured willfully and materially breaches the terms of a consulting agreement between him and the Company and such breach continues for 30 days after written notice. Under the terms of such consulting agreements, each of Messrs. Marx and Rawn is to be engaged as a consultant immediately following the termination of his employment with the Company and, in such event, shall receive such compensation as shall be fair under the circumstances. Mr. Marx has been so engaged as a consultant to the Company since February 15, 1995, the date on which he ceased to serve as Chairman of the Company's Executive Committee. Mr. Marx has been re-elected as Chairman of the Executive Committee effective November 30, 2000. The consulting agreements may be terminated by the Company upon thirty days notice. In 2000, the Company paid an aggregate of $613,000 in premiums on the policies pertaining to Mr. Marx and $315,000 in premiums on the policies pertaining to Mr. Rawn. There will be an insignificant earnings impact in 2001 of the policies on Messrs. Marx's and Rawn's lives, and an increasingly positive impact on earnings in the later years.

     In July 1994, the Company entered into a Services Agreement with Brae Group, Inc. ("Brae"), which beneficially owns 6.1% of the outstanding Common Stock and in which Louis Marx, Jr., has a controlling interest, and in which Victorinox a key supplier and beneficial owner of approximately 67.1% of the outstanding Common Stock, has a non-controlling stock interest. Under the Services Agreement, Brae provided various services to the Company for a period of four years relating to maintaining, enhancing and expanding the Company's relationship with Victorinox. In exchange for these services, Brae received an option to purchase 500,000 shares of the Company's Common Stock at the then current market price of $10.75 per share. The option is fully vested and can be exercised for ten years from the date of the Services Agreement.

     On May 1, 1998, the Company entered into an agreement with Brae Capital Corporation ("Brae Capital"), an affiliate of Brae, whereby Brae Capital would supply the Company with legal services, which services are provided by Herbert
M. Friedman, Esq., a Director of the Company. The fees for these services are expected to be approximately $12,500 per month. The fees incurred for 2000 were approximately $172,000. This agreement can be terminated by either party upon thirty days written notice.

     Victorinox owns approximately 67.1% of the outstanding Common Stock and is the supplier to the Company of Swiss Army Knives, SwissCards, SwissTools, the majority of its professional cutlery products and certain Victorinox watches. During the year ended December 31, 2000, the Company purchased Victorinox products in an aggregate amount of approximately 48,513,977 Swiss Francs.

Swiss Army Brands, Inc. Charitable Insurance Program

     The Company recognizes its responsibility to the communities in which its products are sold and the importance of charitable organizations to the country at large. The Company is also aware of the benefits to commercial good will resulting from the proper discharge of its responsibilities. In order to further these objectives, the Company instituted its Charitable Insurance Program (the "Program"). This program allows the Company to provide the maximum assistance to numerous charities by utilizing tax provisions intended to encourage such activities, and to eventually recover, without interest, all amounts expended.

     Under the Program, adopted by the Company's Board of Directors in 1993, the Company will utilize insurance on the lives of each of its directors and other designated persons for those directors who where insured before March 15, 2001, (the "Insured Directors") to fulfill charitable pledges to the Victorinox-Swiss Army Knife Foundation (the "Foundation") and to charities recommended by the Insured Directors. The Company previously purchased life insurance on one of the Company's then Co-Chairmen and designated the Foundation as a beneficiary of a portion of the proceeds, subject to the Company's right to revoke such designation. The Company does not intend to obtain insurance policies after March 15, 2001, and directors for whom policies are currently not in place will not be eligible to participate.

     The Program enables the Company to make a meaningful commitment to the Foundation, as well as a broad range of charities benefiting our communities. The Company anticipates that it will be able to make substantial contributions in the future to these charities at a minimal cost to the Company.

     The Foundation is a tax-exempt private foundation, funded primarily by contributions from the Company and Victorinox. It was organized in December 1992 for general charitable purposes, including the improvement of the welfare of underprivileged children (and others) through the encouragement of organized athletic activities, including those sports in which an underprivileged child would not ordinarily participate. Louis Marx, Jr., is President and a director of the Foundation. Stanley R. Rawn, Jr., Senior Managing Director and a director of the Company, and Herbert M. Friedman and John Spencer, directors of the Company, are directors of the Foundation.

     The Company is the owner and beneficiary of the policies, with the right to borrow against them, and will receive the proceeds upon the death of each Insured Director. The proceeds will not be legally segregated from the Company's general funds and will remain subject to claims of the Company's creditors. Upon the death of an Insured Director, the Company will retain a share of the insurance proceeds equal to the cumulative premiums paid by the Company for the policy on that Insured Director's life. One half of the remaining amount will be used to fulfill a pledge to the Foundation and the other half will be used to fulfill pledges to tax-exempt charities recommended by Insured Directors and approved by the Board.

     Generally, the Company will be bound to continue to pay all premiums on the policy for the life of the Insured or, in the case of Mr. Marx, as long as he is an officer or Board member or agrees to serve as a consultant to the Company.

     Generally, there will be an insignificant positive impact on earnings in 2001, and an insignificant positive impact on earnings after 2001 as the cash surrender value of the insurance increases. If an Insured Director were to leave the Company prior to the time when the cash surrender value of the policy exceeds the aggregate premiums, and the Company received no further substantial benefit from his or her services, the obligation to pay future premiums would result in a charge to earnings at the time he or she left.

     The Company is not entitled to a tax deduction nor does the Company realize income for "regular" income tax purposes at the time a policy is obtained or as premiums are paid. Upon the death of an Insured Director (when the policy matures and the insurance proceeds are paid), the Company would not realize income for "regular" income tax purposes, but the Company might be subject to alternative minimum tax ("AMT") on a portion of the receipts from the policy. Upon the making of the cash contribution following the death of the Insured Director, the Company would be entitled to a deduction. Since the Company is entitled to claim as charitable deductions only 10% of its taxable income in any year, the extent of the utilization of this deduction would depend upon income. These deductions may be carried forward for a period of five years.

                                    AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as independent public accountants to audit the books and records of the Company for the fiscal year ending December 31, 2001. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders, to be held in 2002, must be received by the Company at One Research Drive, Shelton, Connecticut 06484 by December 16, 2001 to be included in the proxy statement and form of proxy relating to that meeting.


                                OTHER INFORMATION

     The solicitation of Proxies in the accompanying form will be made at the Company's expense, primarily by mail and through brokerage and banking firms holding shares in their own names for customers.


     A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER OF THE COMPANY ON WRITTEN REQUEST TO THE OFFICE OF THE SECRETARY, SWISS ARMY BRANDS, INC., P.O. BOX 874, SHELTON, CONNECTICUT 06484-0874.

     The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

                                             By Order of the Board of Directors.

                                             /s/ Thomas M. Lupinski
                                             THOMAS M. LUPINSKI
                                             Secretary

Dated:             Shelton, Connecticut
                   April 22, 2001

                                   APPENDIX A





                             SWISS ARMY BRANDS, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


I.        PURPOSE AND AUTHORITY

          The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities relating to: the integrity of the financial reports and other financial information provided by Swiss Army Brands, Inc. (the "Corporation") to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The audit committee's primary duties and responsibilities are to:

               o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

               o Review and appraise the audit efforts of the Corporation's independent auditors.

               o Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

          The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

          The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Corporation or the Corporation's independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

II.       MEMBERSHIP AND TERM

          The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An independent director may not be associated with a major vendor to or customer of the Corporation. When there is some doubt about independence, the director should recuse himself from any decisions that might be influenced by that relationship. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee should have accounting or related financial management expertise.

          The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. One of the members of the Committee will be elected Committee Chair by the Board.

III.      MEETINGS AND MINUTES

          The Committee shall meet at such times and from time-to-time as it deems appropriate, but not less than one time annually. The Committee shall report to the Board of Directors at the first Board meeting following such Committee meeting. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

          The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.       RESPONSIBILITIES AND DUTIES

          To fulfill its responsibilities and duties the Audit Committee shall:

          Documents/Reports Review
          ------------------------

          1. Review and update this Charter periodically, at least annually, as conditions dictate.

          2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

          3.  Review  the   "Memorandum  on  Internal   Controls"   prepared  by
          independent auditors and management's response.

          4. Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

          Independent Auditors
          --------------------

          5. Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and review the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

          6. Review with the independent auditors their risk assessment process in establishing the scope of the annual audit.

          7. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

          8. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

          9. Recommend to the Board the advisability of having the independent auditors perform any specific studies or reports outside of their normal procedures as to auditing matters, accounting procedures, tax or other matters.

          Financial Reporting Processes

          10.  In  consultation  with  the  independent  auditors,   review  the
          integrity of the organization's financial reporting processes, both internal and external.

          11. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          12. Review with management and the independent auditors any financial reporting issues, which could have a material impact on the Corporation's financial statements as are deemed appropriate for review by the Committee.

          13. Meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the financial statements.

          14. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

          Process Improvement
          -------------------

          15. Establish a methodology by which management and the independent auditors discuss with the Audit Committee any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          16. Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          17. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

          18. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate interval of time subsequent to implementation of changes or improvements, as decided by the Committee.)

          Ethical and Legal Compliance
          ----------------------------

          19. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

          20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

This Charter will be filed as an exhibit to the proxy statement in accordance with SEC requirements.